Exhibit 13.1

Jamestown Invest is currently in Beta. Sign up for future updates and be one of the first to learn about investment opportunities through Jamestown Invest. First Name * Last Name * Email Address * ZIP Code* Indication of Interest: I may be interested in making an investment once the offering statement is qualified. I am a U.S. citizen and U.S. resident, I agree to the Jamestown Privacy Policy and Terms of Use* * indicates required NOTICE: Jamestown, LP (“Jamestown”) intends to sponsor a public offering pursuant to Regulation A under the Securities Act of1933, as amended. No money or other consideration is being solicited and, if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person’s indication of interest involves no obligation or commitment of any kind. Copies of the preliminary offering statement for the Regulation A offering may be obtained by visiting www.iamestowninvest.com/OC.

Contact Us | Privacy Policy & Terms of Use Download the Offering Circular © 2019 Jamestown. All rights reserved. NOTICE: This site is operated by Jamestown, LP (“Jamestown”). Jamestown intends to sponsor a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited and, if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person’s indication of interest involves no obligation or commitment of any kind. Copies of the preliminary offering statement for the Regulation A offering may be obtained by visiting www.jamestowninvest.com/OC. Jamestown is not a registered broker-dealer. Jamestown does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities on this site are being offered by, and all information included in this communication is the responsibility of, the applicable issuer of such securities. Jamestown has not taken steps to verify the adequacy, accuracy, or completeness of such information. Neither Jamestown nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind related to the adequacy, accuracy or completeness of any such information on this site or the use of such information on this site. This website is only suitable, intended and available for residents of the US who are familiar with and willing to accept the risks associated with private investments and able to bear the loss of their entire investment. The offering on this site is conducted by North Capital Private Securities Corporation, Member FINRA/SIPC located at 623 East Ft. Union Blvd., Suite 101, Salt Lake City, UT 84047. NCPS does not make investment recommendations and no communication should be construed as a recommendation for any security offered. You can review the brokercheck for NCPS here. By accessing this site and any pages thereof, you agree to be bound by the Terms of Use and Privacy Policy. All prospective investors must certify that they meet the suitability standards and must acknowledge that they have received and read all investment materials. The securities offering in this communication is speculative. There is a potential for loss of part or ALL of investment capital. Neither the SEC nor any federal or state securities commission or regulatory authority has recommended or approved any investment or reviewed the accuracy or completeness of any of the information or materials in this communication. Prior results are not indicative of future performance and any “forward looking statements” or returns shown on the website are illustrative examples only and actual results may vary materially. All investors must make their own determination of whether or not to make any investment, based on their own independent evaluation of the investment and their risk tolerance.

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By subscribing to this list, you are permitting us to contact you about future investment opportunities and to process the personal information you provide above in accordance with our Privacy Policy. No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person’s indication of interest involves no obligation or commitment of any kind. Privacy Policy and Disclaimers © 2019 Jamestown. All rights reserved. NOTICE: This site is operated by Jamestown, LP (“Jamestown”). Jamestown intends to sponsor a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited and, if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. A person’s indication of interest involves no obligation or commitment of any kind. Copies of the preliminary offering statement for the Regulation A offering may be obtained by visiting www.iamestowninvest.com/OC. Jamestown is not a registered broker-dealer. Jamestown does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities on this site are being offered by, and all information included in this communication is the responsibility of, the applicable issuer of such securities. Jamestown has not taken steps to verify the adequacy, accuracy, or completeness of such information. Neither Jamestown nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind related to the adequacy, accuracy or completeness of any such information on this site or the use of such information on this site. This website is only suitable, intended and available for residents of the US who are familiar with and willing to accept the risks associated with private investments and able to bear the loss of their entire investment. The offering on this site is conducted by North Capital Private Securities Corporation, Member FINRA/SIPC located at 623 East Ft. Union Blvd., Suite 101, Salt Lake City, UT 84047. NCPS does not make investment recommendations and no communication should be construed as a recommendation for any security offered. You can review the brokercheck for NCPS here. By accessing this site and any pages thereof, you agree to be bound by the Terms of Use and Privacy Policy. All prospective investors must certify that they meet the suitability standards and must acknowledge that they have received and read all investment materials. The securities offering in this communication is speculative. There is a potential for loss of part or ALL of investment capital. Neither the SEC nor any federal or state securities commission or regulatory authority has recommended or approved any investment or reviewed the accuracy or completeness of any of the information or materials in this communication. Prior results are not indicative of future performance and any “forward looking statements” or returns shown on the website are illustrative examples only and actual results may vary materially. All investors must make their own determination of whether or not to make any investment, based on their own independent evaluation of the investment and their risk tolerance.